EXHIBIT 10.2

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement (this “Share Repurchase Agreement”) is made and entered into as of August 30, 2019, by and between TSR, Inc. (the “Company”), Christopher Hughes (together with the Company, the “Purchasers”), Zeff Capital, L.P. (“Zeff Capital”), Zeff Holding Company, LLC (“Zeff Holding”) and Daniel Zeff (together with Zeff Capital and Zeff Holding, the “Zeff Parties”), QAR Industries, Inc. (“QAR”) and Robert Fitzgerald (together with QAR, the “QAR Parties”), and Fintech Consulting, LLC (“Fintech”) and Tajuddin Haslani (together with Fintech, the “Fintech Parties”). The Zeff Parties, the QAR Parties and the Fintech Parties are collectively referred to herein as the “Sellers.”

1. Purchase and Sale of Shares.

(a) Purchase and Sale. Upon the terms set forth in this Agreement and the Settlement and Release Agreement executed by the Sellers and the Company concurrently herewith (the “Settlement Agreement”), the Company and Christopher Hughes hereby agree to purchase from the Sellers, and the Sellers hereby agree to sell to the Company and Christopher Hughes, the number of shares of common stock of the Company, par value $0.01 per share, owned by the Sellers (the “Shares”) shown on Schedule A hereto at the purchase price specified in paragraph 1(b) hereof.

(b) Purchase Price. The aggregate purchase price for the Shares to be purchased by the Purchasers is $5,956,712.50 in cash or $6.25 per share (the “Share Payment”).

(c) Expiration. This Agreement will automatically terminate if the purchase of the Shares by the Purchasers has not occurred by 5:00 p.m., Eastern Time, on December 30, 2019.

2. Settlement. Within three business days after the date on which the Purchasers provide written notice to Zeff Capital that they are prepared to consummate the purchase of all of the Shares (such notice, the “Closing Notice”), (i) the Purchasers shall pay the Share Payment for all of the Shares purchased and sold hereunder by wire transfer of immediately available funds to such accounts as Sellers shall have specified in writing at least one business day in advance and (ii) the Sellers shall transfer the number of Shares as specified on Schedule A to the Company’s or Christopher Hughes’ account, as directed by the Purchasers, at the Company’s transfer agent. The Sellers agree to take all actions and execute all documents and instruments required to effect the transfer of such Shares, including the execution of appropriate instruments of transfer as reasonably requested by the Purchasers.

3. Representations and Warranties of Sellers. Each Seller, severally and not jointly, represents and warrants to the Purchasers as follows as of the date hereof and as of the date of the settlement of the transaction pursuant to Section 2 of this Agreement:

(a) Such Seller owns the number of Shares set forth opposite its name on Schedule A hereto free and clear of all liens, charges, pledges, encumbrances and rights of third parties. Except for such Shares set forth on Schedule A, such Seller does not own, beneficially or of record, or have the option or right to acquire, any other shares of capital stock of the Company. No person or entity has asserted any claim or commenced or threatened any litigation concerning such Seller’s title to its Shares. Upon delivery of the Shares, such Seller will convey to the Company or Christopher Hughes, as applicable, lawful and valid title to its Shares, free and clear of any liens, pledges, encumbrances, charges, agreements, restrictions, or claims of any kind, other than those imposed by applicable securities laws.

(b) Such Seller has the corporate or limited liability company power and authority to enter into this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action of such Seller.

(c) This Agreement constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or similar laws or by legal or equitable principles related to or limiting creditors’ rights generally.

(d) The execution, delivery and performance of this Agreement by such Seller and the consummation of the transactions contemplated hereby will not result in a breach or violation by such Seller of, or constitute a default by such Seller under, any judgment, decree, order, governmental permit, license, agreement, indenture, instrument, statute, rule or regulation to which such Seller is a party or by which Seller is bound, other than any breach, violation or default that would not materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, and no authorization, approval or consent, except such as have been obtained, is required in connection with the execution, delivery and performance by such Seller of this Agreement or the consummation of the transactions contemplated hereby.

(e) As of the date hereof, there is no suit, action investigation or proceeding pending or, to the knowledge of such Seller, threatened against such Seller, that could materially impair the ability of such Seller to perform its obligations hereunder or to consummate the transactions contemplated hereby to which it is a party.

4. Representations and Warranties of Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Sellers as follows as of the date hereof and as of the date of the settlement of the transaction pursuant to Section 2 of this Agreement:

(a) This Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws or by legal or equitable principles related to or limiting creditors’ rights generally.

(b) Such Purchaser has the corporate or individual power and authority to enter into this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action of such Purchaser (including the approval of each member of the Company’s board of directors other than Christopher Hughes, who abstained).

(c) As of the date hereof, there is no suit, action investigation or proceeding pending or, to the knowledge of such Purchaser, threatened against such Purchaser, that could materially impair the ability of such Purchaser to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(d) The execution, delivery and performance of this Agreement by such Purchaser and the consummation of the transactions contemplated hereby will not result in a breach or violation by such Purchaser of, or constitute a default by such Purchaser under, any judgment, decree, order, governmental permit, license, agreement, indenture, instrument, statute, rule or regulation to which it is a party or by which it is bound, other than any breach, violation or default that would not materially impair the ability of the such Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, and no authorization, approval or consent, except such as have been obtained, is required in connection with the execution, delivery and performance by such Purchaser of this Agreement or the consummation of the transactions contemplated hereby.

(e) The Company has received advice from an independent, third-party valuation firm indicating that the price per share in Section 1(b) represents fair value.

5. Seller Acknowledgment. Each Seller acknowledges and understands that the Purchasers may have confidential information that may constitute material non-public information not known to such Seller that may impact the value of the Shares. Notwithstanding this, such Seller has deemed it appropriate to sell the Shares to the Purchasers. Each Seller agrees that the Purchasers shall have no liability to such Seller whatsoever due to or in connection with the Purchasers’ use or non-disclosure of such information or otherwise as a result of the sale of the Shares to the Purchasers, and such Seller hereby irrevocably waives any claim that it might have based on the failure of the Purchasers to disclose any such information.

6. Survival of Representations, Warranties and Covenants. The representations and warranties contained in Section 3(a) of this Agreement and the Seller acknowledgement in Section 5 shall survive the consummation of the transactions contemplated hereby. All other representations, warranties and covenants contained herein shall not survive the consummation of the transactions contemplated hereby.

7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

8. Severability. In the event that any portion of this Agreement may be held to be invalid or unenforceable for any reason, it is hereby agreed that such invalidity or unenforceability shall not affect the other portions of this Agreement and that the remaining covenants, terms and conditions or portions hereof shall remain in full force and effect, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

9. Entire Agreement. This Agreement, together with the Settlement Agreement, contains the complete agreement among the parties hereto with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings among the parties hereto with respect to such transactions.

10. Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).  Any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be commenced in the Court of Chancery of the State of Delaware (or, if any such court declines to accept jurisdiction over a particular matter, any state or federal court located in Delaware).  Each Party: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Delaware (and each appellate court related thereto) in connection with any such legal proceeding; (ii) agrees that each state and federal court located in Delaware shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Delaware, any claim that such Party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

11. Counterparts. This Agreement may be executed by facsimile or electronic signature and in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

12. Remedies. In the event that the Purchasers do not provide the Closing Notice, the remedies available to Sellers hereunder shall be limited to those remedies described in Section 3(e) of the Settlement Agreement being entered into concurrently herewith.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TSR, Inc.

By:	/s/Christopher Hughes
Name:	Christopher Hughes
Title:	CEO

Christopher Hughes

/s/ Christopher Hughes

Zeff Capital, L.P.

By:	/s/ Daniel Zeff
Name:	Daniel Zeff
Title:	President

Daniel Zeff

/s/ Daniel Zeff

QAR Industries, Inc.

By:	/s/ Robert Fitzgerald
Name:	Robert Fitzgerald
Title:	President

Robert Fitzgerald

/s/ Robert Fitzgerald

[Signature Page to Share Repurchase Agreement]

Fintech Consulting, LLC

By:	/s/ Tajuddin Haslani
Name:	Tajuddin Haslani
Title:	Manager

Tajuddin Haslani

/s/ Tajuddin Haslani

[Signature Page to Share Repurchase Agreement]

Schedule A

Seller	Shares Sold

Zeff Capital, L.P.	437,774

QAR Industries, Inc.	139,200

Fintech Consulting, LLC	376,000

Tajuddin Haslani	100

Purchaser	Shares Purchased

TSR, Inc.	633,074

Christopher Hughes	320,000